SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d)of the
                     Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported): October 22, 1997

                        SIMS Communications, Inc.
          (Exact name of registrant as specified in its charter)


           Delaware               0-25474              65-0-287558
(State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                       Identification No.)

                    3333 S. Congress Avenue, Suite 401
                        Delray Beach, Florida 33445
                 (Address of principal executive offices)
                                (Zip Code)

                              (561) 265-3601
           (Registrant's telephone number, including area code)

                                   N/A
           (Former name, former address and former fiscal year,
                      if changed since last report)


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                        Exhibit Index is on Page __


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Item 7.  Financial Statements and Exhibits

         (c)  Exhibits:

              Exhibit No.
              4.1            Subscription Agreements
              4.2            Convertible Notes
              4.3            Escrow Agreements

Item 9.  Sales of Equity Securities Pursuant to Regulation S.

         On October 22, 1997 the Company sold $1,000,000 in convertible notes to two foreign investment funds. The notes bear interest at 8% per year and are due and payable on October 15, 1999. The Company received net proceeds of approximately $9l0,000 from the sale of these notes after deduction for offering expenses and transaction fees. At any time after December 3, l997 all or any part of the notes, plus accrued interest, are convertible into shares of the Company's stock. The number of shares issuable upon the conversion of the notes is to be determined by dividing the principal amount of the note to be converted by an amount equal to 72% of the average closing bid price of the Company's common stock on the five trading days preceeding the conversion date. The sale of these securities was made in reliance upon Regulation S of the Securities and Exchange Commission.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: November 4, 1997                      SIMS COMMUNICATION


                                       By  /s/ Melvin Leiner
                                          Melvin Leiner, President

                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                              SIMS COMMUNICATION

                       DATE OF REPORT: OCTOBER 22, 1997

                                   EXHIBITS